SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2004

IMCO RECYCLING INC.

(Exact name of registrant as specified in charter)

Delaware	1-7170	75-2008280
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 North O’Connor Blvd., Suite 1500 Central Tower at Williams Square Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 401-7200

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE

On May 26, 2004, IMCO Recycling Inc. (“IMCO”) and its co-borrower subsidiaries under its senior revolving credit agreement entered into the First Amendment to Revolving Credit and Security Agreement with the lenders parties thereto. The amendment revised the definitions of “EBITDA” and “Fixed Charge Ratio” contained in the senior revolving credit agreement. The changes were made to enable IMCO to make withdrawals from a collateral account established under the terms of IMCO’s indenture for its 10 3/8% senior secured notes due 2010, without having the amounts withdrawn being deemed “capital expenditures” for purposes of complying with the fixed charge coverage ratio covenant under the senior revolving credit agreement. In addition, the covenant restricting annual capital expenditures was amended to permit capital expenditures in fiscal 2004 of up to $25 million, and then up to $20 million for fiscal 2005 and each fiscal year thereafter during the term of the facility. The covenant had previously restricted annual capital expenditures to $25 million per year for each year during the term.

On July 16, 2004, IMCO and its co-borrower subsidiaries entered into the Second Amendment to Revolving Credit and Security Agreement. The Second Amendment to Revolving Credit and Security Agreement modified a section of the senior revolving credit agreement that had previously provided that any change in the condition or affairs of IMCO or its co-borrowers which, in the lenders’ agent’s reasonable opinion, has a “material adverse effect” (as defined in the senior revolving credit agreement), would be deemed an event of default under the senior revolving credit agreement. The Second Amendment to Revolving Credit and Security Agreement revised this provision so that it now provides that such an event of default would not be applicable and the agent and the lenders would have no rights under the provision, provided IMCO was in compliance with certain undrawn availability tests under the senior revolving credit agreement.

The foregoing description of these amendments is qualified in its entirety by reference to the terms of the First Amendment to Revolving Credit and Security Agreement and the Second Amendment to Revolving Credit and Security Agreement, which are filed with this Form 8-K as Exhibits 10.1 and 10.2 hereto.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Exhibits.

10.1	First Amendment to Revolving Credit and Security Agreement by and among IMCO Recycling Inc., the other Borrowers, and the Lenders parties thereto dated May 26, 2004.

10.2	Second Amendment to Revolving Credit and Security Agreement by and among IMCO Recycling Inc., the other Borrowers, and the Lenders parties thereto dated July 16, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCO RECYCLING INC.

Dated: July 20, 2004	/s/ Robert R. Holian
Robert R. Holian Senior Vice President and Controller

EXHIBIT INDEX

(c)	Exhibits.

Exhibit No.	Description

10.1	First Amendment to Revolving Credit and Security Agreement by and among IMCO Recycling Inc., the other Borrowers, and the Lenders parties thereto dated May 26, 2004.

10.2	Second Amendment to Revolving Credit and Security Agreement by and among IMCO Recycling Inc., the other Borrowers, and the Lenders parties thereto dated July 16, 2004.